BEVERAGE PRODUCTION AND PACKAGING AGREEMENT





                                    BETWEEN



                            HANSEN BEVERAGE COMPANY

                            Hansen Beverage Company
                              1010 Railroad Street
                                Corona, CA 92882
                                     U.S.A.
                           Telephone: (951) 739-6200
                              Fax: (951) 739-6210
            Attention: Rodney Sacks, Chairman/CEO, or his successor




                                      AND



                        CITY BREWING COMPANY, LLC d/b/a
                            MIDWEST BEVERAGE PACKERS

                           City Brewing Company, LLC
                             925 South Third Street
                              La Crosse, WI 54601
                                     U.S.A.
                           Telephone: (608) 785-4200
                              Fax: (608) 785-4300
   Attention: Randy Hull, Director of Business Development, or his successor

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                  BEVERAGE PRODUCTION AND PACKAGING AGREEMENT


AGREEMENT dated this 23rd day of February, 2005 between City Brewing Company, a Wisconsin limited liability company doing business as Midwest Beverage Packers ("Packer") and Hansen Beverage Company, a Delaware Corporation("Customer").

WHEREAS, Packer owns and operates a beverage production and packaging facility in La Crosse, Wisconsin, and

WHEREAS, Customer desires that Packer produce and package a beverage for Customer in accordance with terms and conditions set forth herein

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties agree:


1.      GENERAL TERMS AND CONDITIONS

This is an agreement by which Packer will produce and package a beverage(s) for Customer. Packer will perform services in accordance with methods utilized by Packer to meet Packaged Beverage Specifications set forth more fully herein. In the event that Customer requests and Packer agrees to perform additional services or meet different specifications, the parties shall document said agreement in a Special Services Exhibit attached to and made a part of this Agreement.


2.      DEFINITIONS

As used herein, the following capitalized terms shall have the following meanings:

     2.1 Beverage: The liquid derived from ingredients formulated in the manner set forth in the Beverage Product Exhibit.

     2.2  Beverage   Specifications:   The   written   statement   of   Beverage
          characteristics set forth in the Beverage Product Exhibit.

     2.3  Change  Parts:   Packaging  machinery  parts  necessary  for  handling
          Packages not used by Packer.

     2.4 Closure: A metal or plastic device used to seal the Beverage into Containers.

     2.5 Container(s): A glass, metal or plastic vessel into which the Beverage is filled and sealed.

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     2.6  Formula:  The written  instructions  set forth in the Beverage Product
          Exhibit for combining specified quantities of Ingredients with water to produce the Beverage.

     2.7 Ingredients: The raw materials set forth in the Beverage Product Exhibit used in production of the Beverage.

     2.8 Intellectual Property: Trademarks, trade names, copyrights and other artwork owned and specified by Customer for application to Packaging Materials.

     2.9 Label: Printed paper or other material affixed to or imbedded in Containers setting forth information concerning the Beverage and other Intellectual Property.

     2.10 Package: Beverage Containers and the Secondary Package into which they are enclosed for delivery to Customer.

     2.11 Package    Specifications:    The   written   statement   of   Package
          characteristics set forth in the Beverage Package Exhibit.

     2.12 Packaged Beverage: A Beverage that has been packaged into Packaging Materials as provided in this Agreement.

     2.13 Packaged Beverage Specifications: The written specifications set forth in the Beverage Package Exhibit applied after the Beverage has been filled and sealed into a Container.

     2.14 Packaging  Materials:   Containers,  Closures,  Labels  and  Secondary
          Packaging set forth in the Beverage Package Exhibit.

     2.15 Production Fee: Packer's charge for production and packaging Beverages generally charged per each Shipping Unit

     2.16 Secondary Packaging: Paper cartons, cases, carriers, trays and other devices used to hold Containers for shipment.

     2.17 Shipping Unit: The equivalent of one Package regardless of the number of Containers or their fluid capacity ordered by and delivered to Customer.

     2.18 Special Services: Additional services ordered by Customer and provided by Packer set forth in the Special Services Exhibit.

     2.19 Warehousing   Fee:   Packer's  charge  for  transporting  and  storing
          Beverages, generally charged per Shipping Unit.

     2.20 Storage Fee: Packer's charge for storing Beverages for periods in excess of thirty (30) days, generally charged on a per Packaged Beverage pallet basis.

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3.      TERM OF AGREEMENT

The initial term of this Agreement shall be from the date first set forth above and continue through December 31, 2006.


4.      PRODUCTION ORDERS

Packer shall produce and package one or more Beverages upon receipt of orders from Customer and Customer shall purchase from Packer all packaged Beverages so ordered subject to the terms and conditions of this Agreement. Customer's order shall specify the Beverage(s) to be produced and the type and quantity of Packages into which the Beverage shall be packed.

     4.1 Production Estimates. Customer shall provide Packer with a six month rolling forecast of customers' beverage production needs by package by month. Said forecast to be updated monthly. Customer may change production orders no later than 30 days from production date. Unless otherwise agreed in writing, Packer shall not be obligated to accept monthly production orders that exceed Customer's monthly production estimates by more than ___ percent (__%).

     4.2 Production Orders. Production shall be ordered and performed on a monthly basis. Customer shall submit to Packer one written production order per month no later than the 10th day of the month preceding the desired month of production. All production orders shall be subject to acceptance by Packer. Packer's acceptance shall be evidenced by a written acknowledgement to Customer scheduling delivery. Upon acknowledgement, the order shall be deemed a binding obligation between the parties.

     4.3 Order Limits. Customer's orders to produce and/or package any Beverage shall be not more than the maximum quantity or less than the minimum quantity specified in the Beverage Product Exhibit and the Beverage Package Exhibit.


5.      BEVERAGE

Each Beverage shall be produced in accordance with a Formula furnished by Customer. Each Formula shall be subject to approval by Packer. Approved Formulas shall be set forth in the Beverage Product Exhibit. Notwithstanding Packer's approval, Customer shall be exclusively responsible for the Formula used for each Beverage including, but not limited to consumer acceptance thereof and compliance with federal, state and local law (statutory or common law) governing the composition of food and beverage products.

     5.1 Modifications. There shall be no change in the Formula of the Beverage to be packed by the Packer without the prior written consent of both parties.

     5.2 Specifications. Each Beverage shall meet Beverage Specifications set forth in the Beverage Product Exhibit.

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6.      PACKAGING

Each Beverage shall be filled and sealed into Containers and, if applicable, Labels shall be applied to Containers. Containers shall be packed in Secondary Packages. Secondary Packages shall be placed on pallets for delivery to Customer. All Packaging Materials and vendors of Packaging Materials shall be subject to Packer's approval, which approval shall not be unreasonably withheld or delayed. Approved Packaging Materials shall be set forth in the Beverage Package Exhibit.

     6.1 Composition and Dimensions. The composition and dimensions of all Packaging Materials are set forth in the Beverage Package Exhibit and there shall be no deviation or modification there from except as may be agreed by the parties in writing.

     6.2  Package   Specifications.   Each   Package   shall  meet  the  Package
          Specifications set forth in the Beverage Package Exhibit.

     6.3 Package Coding. Unless otherwise agreed upon in writing, Packer will apply a printed code agreed to with Customer or failing agreement as customarily used by Packer on all packages.

     6.3 Change Parts. Packer shall have no obligation to install Change Parts to its packaging machinery in order to accommodate Packaging Materials. In the event that Customer requests and Packer agrees to use Packaging Materials that require the acquisition and installation of Change Parts, the work associated therewith shall be deemed to be a Special Service subject to the terms and conditions set forth in writing in the Special Services Exhibit.

     6.4 Pallets. Unless otherwise agreed between the parties in writing, Packer shall place packaged Beverages on standard beverage industry pallets in Packer's standard pattern for delivery to Customer. Customer shall pay Packer's standard pallet fee in effect at the time of delivery unless otherwise specified in the Product Pricing Exhibit.


7.      PROCUREMENT

Except for items specifically identified in the Beverage Product Exhibit or Beverage Packaging Exhibit, Customer shall be responsible for purchasing and storing all Ingredients used in formulation of each Beverage and all Packaging Materials used in packaging each Beverage. For purposes of this Agreement, Packaging Materials shall be deemed to include packaging artwork and the cylinders, plates, tools and dies used in the creation thereof. Customer will purchase Ingredients and Packaging Materials from sources approved in advance by Packer, but Packer may only limit its approval of suppliers of Packaging Materials if Packer's packaging equipment requires a specific supplier.

     7.1 Release From Suppliers. Customer shall make arrangements with suppliers to release Ingredients and Packaging Materials to Packer to be used in production and packaging of Beverages in quantities and at times ordered by Packer. Except as needed for current production, Packer shall not inventory and store Ingredients and Packaging
          Materials for Customer beyond the time necessary for the next production run. Packer shall not be obligated to inspect or test materials purchased by Customer prior to their use in production.

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     7.2  Rejected Items.  Customer shall ensure that all items furnished by its suppliers conform to specifications set forth in this Agreement and are fit for their intended use. Packer shall have the right to reject any item that fails to meet such requirements. Packer shall give notice to Customer of said rejection. Packer shall be entitled to suspend its performance under this Agreement if the item(s) rejected cause Packer to be unable to perform in the manner contemplated herein. Customer shall be liable to Packer for any financial loss suffered by Packer as a result thereof.

     7.3 Material Safety Data Sheets. Customer will provide or arrange with its suppliers to provide Packer with any required Material Safety Data Sheets for any Ingredient.

     7.4 Disposition of Materials Following Termination. Following termination of this Agreement, Ingredients or Packaging Materials held by Packer on behalf of Customer shall be returned to Customer provided there is no outstanding balance due Packer from Customer. Packer shall also have the right to discard or sell any Ingredients or Packaging
          Materials held by Packer for more than thirty (30) days following termination of this Agreement. Upon termination of this agreement, Customer will purchase, at Packer's cost, any and all unused Packaging and Raw Materials, to include work in process, purchased by Packer on behalf of Customer, and held in inventory at Packers warehouse or at supplier locations. Should Customer be unwilling or unable to purchase said materials, Customer hereby grants Packer the right to produce and sell Packaged Beverages under the Energade Tradenames until such time as either:
               7.4a. The material is completely disposed of; or,
               7.4b.Any   outstanding   balance  due  Packer  from  Customer  is
                    offset."


8.      DELIVERY.

Customer shall take delivery of each Packaged Beverage FOB Packer's La Crosse, Wisconsin production facility. Packer assumes the cost and risk of loading trucks at Packers' dock on the date scheduled for delivery or such other date agreed upon by the parties in writing. Any other provision of this Agreement to the contrary notwithstanding, Packer shall have the right to withhold delivery to Customer of any Beverage that fails to meet Packaged Beverage Specifications.

     8.1 Loading. Packer shall load Packaged Beverage pallets on delivery vehicles furnished by Customer. Unless expressly provided herein, Packer shall not be required to custom load or arrange loading for more than one destination per delivery vehicle.

     8.2 Carriers. All carriers selected by Customer to take delivery on behalf of Customer shall be subject to Packer's approval, which approval shall not be unreasonable withheld or delayed.

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     8.3  Storage. Unless otherwise expressly provided herein, Packer shall have no obligation to store Beverages for Customer more than seven (7) days following the latter of the scheduled or actual date of delivery.

     8.4 Warehousing Charge. In the event that Customer fails to take delivery of the Beverage within the time specified, Packer shall have the right, at its option, to do one or both of the following on reasonable notice to Customer: (i) store the Beverage at Packer's warehouse at the rate of $_ per pallet per month including any portion thereof, or
          (ii) transport the Beverage to a commercial warehouse for storage under terms and conditions established by the storage provider. The cost of storage shall be due and payable prior to any delivery of the Product to Customer. Packer shall have no liability to Customer for damage to or loss of any Packaged Beverages stored at Packer's production facility or at any commercial warehouse unless caused by negligence of Packer or Packer's employees.


9.      PRODUCTION AND OTHER SERVICE FEES

     9.1 Production Fee. In consideration of production and packaging of the Beverage, Customer shall pay Packer a Production Fee for each Shipping Unit of the Packaged Beverage delivered as set forth in the Product Pricing Exhibit. Production Fees shall be paid in accordance with Packer's credit terms. Initial credit terms are net 15. Packer maintains the right to reestablish credit terms at its sole discretion. Prices may be increased by Packer upon written notice to Customer for any increase in the cost of raw materials or packaging supplies purchased by Packer on Customer's behalf. Production Fees will be reestablished annually, with an effective date of January 1st.

     9.2 Special Services Fees. The Production Fee is established as consideration for standard methods of production and packaging of the Beverage in the manner set forth in this Agreement. In the event that Customer requests and Packer agrees to perform services beyond those expressly provided herein, the work associated therewith shall be deemed to be a Special Service expressly set forth in the Special Services Exhibit. In consideration of performing Special Service(s), Packer shall be compensated through payment of Special Services Fees as set forth in the Pricing Exhibit. Special Service Fees shall be paid by Customer in the same manner as Production Fees.

     9.3 Invoicing. Packer shall provide Customer a final invoice for the Raw Materials, Packaging Supplies, Production Fees, Alternating Proprietorship and Special Services Fees, if any, at the conclusion of each Production Run.

     9.4 Taxes. The Production Fee does not include any Federal or other taxes imposed upon the Product. In the event that Packer is required to pay any such tax as a result of production of the Beverage, the cost of such tax shall be in addition to the Production Fee.

     9.5 Packaging Materials. In the event that Packer agrees to the purchase of Packaging Materials specifically on behalf of Customer, and not on behalf of any specific other customer, or itself, the cost of any Packaging Materials purchased in excess of those required for scheduled production shall be in addition to the Production Fee.

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10.     PRODUCTION YIELDS

Customer and Packer acknowledge that in the normal course of beverage production and packaging, the number of Shipping Units of Packaged Beverage delivered will be less than the sum of Ingredients and Packaging Materials supplied. Production and packaging losses will vary by the type of Beverage produced, the type of Packaging Materials used, production and packaging methods specified by Customer and the size of Customer's Order. Unless otherwise agreed in writing and set forth in a Special Services Exhibit, Packer shall have no liability to Customer for the amount of Packaged Beverage yielded from Ingredients or Packaging Materials consumed in the course of production unless exceeding _% for liquid contents and _% for Beverage Containers except where losses arise as a result of theft, misappropriation or intentional acts causing loss of yield.


11.     LIMITED INTELLECTUAL PROPERTY LICENSE

Customer hereby grants Packer a non-exclusive license to use the Intellectual Property strictly limited to uses in fulfillment of Packer's obligations under this Agreement. Customer retains all rights to the Intellectual Property and all goodwill accruing as a result of any use thereof shall accrue to Customer. Upon termination of this Agreement, Packer shall immediately cease use of the Intellectual Property except in connection with any post-termination use of Packages provided herein.


12.     WARRANTIES

Each party warrants to the other party that it is duly organized and in good standing in its respective jurisdiction of organization, that it has the authority to enter into and perform this Agreement and that the consummation of this Agreement will not violate any agreement or judicial order to which it is a party or by which it is bound. EXCEPT AS EXPRESSLY SET FORTH HEREIN, THE PARTIES MAKE NO OTHER WARRANTIES AND HEREBY DISCLAIM ALL OTHER WARRANTIES , EXPRESS OR IMPLIED. Packer and Customer individually warrant as follows:

12.1    Packer Warranties.

     12.1.1 Packer shall produce each Beverage in accordance with the formula.

     12.1.2 Each Beverage shall meet Packaged Beverage Specifications at the time of delivery to Customer.

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     12.1.3 Each  Beverage  shall be free from  adulteration  as  defined by the
          United States Food, Drug and Cosmetics Act.

12.2    Customer Warranties.

     12.2.1 Ingredients furnished by Customer or Customer's suppliers shall meet all applicable legal requirements and be fit for use as an ingredient in food or beverage products.

     12.2.2 Customer owns the Formula used in production of each Beverage. The Formula and the Beverage derived from proper application of the Formula will not violate the laws and regulations of any government having jurisdiction over the Beverage or injure or illegally infringe upon the rights of any other person.

     12.2.3 Customer owns the Intellectual Property applied to the Packages. The Intellectual Property will not violate the laws and regulations of any government having jurisdiction over the Packages or injure or illegally infringe upon the rights of any other person.


13.     QUALITY ASSURANCE

     Packer will monitor production and packaging of each Beverage in accordance with Packer's standard quality assurance monitoring procedures as detailed in the Quality Assurance Exhibit. Under such procedures, Packer will examine samples of each Beverage prior to and after packaging. In the event that Customer requests and Packer agrees to engage in additional quality assurance monitoring prescribed by Customer, the work associated therewith shall be deemed to be a Special Service subject to the terms and conditions set forth in writing in the Special Services Exhibit.

14.     INDEMNFICATION AND INSURANCE

Each party shall indemnify and hold the other party harmless from all liability arising out of claims made against the party for damage caused by actions in breach of the other party's respective warranties as set forth herein.

Packer and Customer shall each purchase and maintain the following forms of insurance:

     (i) Product liability insurance with coverage limits not less than $1 million.
     (ii) Property   insurance   with  limits   sufficient  to  cover   property
          replacement value.

The parties shall obtain waivers from their insurance carriers of subrogation rights against the other party.

In the event that Customer requests and Packer agrees to extend Packer's insurance coverage to Customer, the cost associated therewith shall be deemed to be a Special Service subject to the terms and conditions set forth in writing in the Special Services Exhibit.

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15.     ALTERNATING PROPRIETORSHIP

In the event that Customer requests and Packer agrees to alternate proprietorship of Packer's production facility, the burden associated therewith shall be deemed to be a Special Service subject to the terms and conditions set forth in writing in the Special Services Exhibit.


16.     FORCE MAJEURE

Notwithstanding any other provision contained in this Agreement, if either party is delayed or prevented from performing its obligations under this Agreement by any cause beyond its reasonable control including, but not limited to, acts of God, war, terror, fire, traffic interruptions, governmental laws or orders, shortage of materials, strikes or labor disturbances, then that party's performance shall be suspended or excused without damages, costs or penalties while such cause exists. The party whose performance is affected by the Force Majeure shall use its best efforts to overcome the event.


17.     TERMINATION

Either party may terminate this Agreement for any reason whatsoever on not less than ninety (90) days prior written notice to the other Party, effective at any time on or after the effective date, or upon written notice following occurrence of any of the following events. Termination of the Agreement shall not affect the right of either party to obtain such additional relief in law or in equity to which it may be entitled.

     17.1 Payment Breach. Either party fails to make payment for any amount due under this Agreement (net of any amount due from the other party) following ten (10) days written notice of payment breach from the other party,

     17.2 Material Breach. Either party materially breaches this Agreement and fails to cure said breach within thirty (30) days of written notice thereof by the other party,

     17.3 Orders and Acceptance. Either party fails to order or accept orders to produce and package not less than ______ Shipping Units of the Beverages for more than one hundred eight (180) consecutive days,

     17.4 Force Majeure. A Force Majeure causes either party to suspend performance for more than ninety (90) consecutive days, or

     17.5 Bankruptcy. Bankruptcy proceedings are brought by or against either party in U.S. Bankruptcy Court.

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18.     CLAIM LIMITATIONS

     18.1 Time of Assertion. Any claim by either party arising out of or relating to this Agreement must be brought no later than one year (360 days) after the latter of: (i) the date the claim arises, or (ii) the date the claimant first becomes aware of the claim. Claims not brought within the time provided herein shall be barred and forever discharged.

     18.2 Damages. Claims for money damages arising out of any action amounting to a breach of this Agreement by either party shall be limited to the actual damages caused by said breach. Neither party shall be entitled to any consequential, special or exemplary damages.

     18.3 Equitable Relief. Either party may make a claim for equitable relief.


19.     DISPUTE RESOLUTION

Any claim or dispute arising between the parties that cannot be resolved through negotiation shall be exclusively resolved through arbitration under rules and auspices of the American Arbitration Association or such other alternative dispute-settling forum approved in writing by both parties. The venue for any arbitration shall be Chicago, Illinois. The arbitrator shall be empowered to allow discovery and decide claims subject only to the limitations set forth in this Agreement. The decision of the arbitrator and damages or equitable relief provided therein may be entered as a judgment in any court of competent jurisdiction.


20.     MARKETING AND SALES OF BEVERAGE

Customer is exclusively responsible for marketing and sale of all Products and nothing contained in this Agreement shall be interpreted as creating a joint venture or other business association other than the contractual relationship between Packer and Customer. Customer will be exclusively responsible for compliance with all laws or regulations governing sale or distribution of the Beverage. In the event that state alcoholic beverage control laws require Packer to file certain information as producer of record for Customer's products, Customer acknowledges that in doing so, Packer assumes no responsibility for marketing and sale of the Products.

21.     ACCESS TO PRODUCTION FACILITY

Except for public tours to a limited portion of Packer's facility, Packer denies public access to its facility. Customer or Customer's representative shall have the right, at any time, to monitor and review the practices and procedures of Packer in the production of Customers' products at Packers' facility during such periods that Customer's products are being prepared and packaged. Customer will use its best efforts to notify Packer at least 24 hours in advance of any visit to the facility, except in the case of emergency.

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22.     CONFIDENTIALITY

Packer and Customer acknowledge that in the performance of this Agreement, each party may obtain information from the other party deemed confidential. Packer and Customer will identify in writing all information deemed confidential and the recipient thereof will not use or disclose such information to anyone except employees with a need to know in order to accomplish the purposes of this Agreement. Information shall not be deemed confidential if such information: (i) was in the public domain at the time of disclosure to the recipient, (ii) subsequently becomes available to the public without act or negligence of the recipient, (iii) can demonstrably be shown to have been in the recipient's possession prior to its receipt from the other party, or (iv) is subsequently obtained by recipient from an independent third party having a lawful right to disclose the information.

Packer and Customer shall not disclose the terms, conditions or other details of this Agreement without the prior written consent of the other party except as required by law and then, to the extent possible, only upon prior notice to the other party.


23.     ASSIGNMENTS

Neither this Agreement nor any right or obligation under this Agreement may be assigned by either party without the prior written consent of the other party hereto, provided that such consent shall not be unreasonably withheld. Any attempt to assign this Agreement without such consent shall be deemed void. A change in controlling ownership of either party shall not be deemed as assignment unless such change has a material adverse impact on the party's ability to perform its obligations under this Agreement. Either party experiencing a change in controlling ownership shall provide written notice to the other party immediately upon its occurrence.


24.     SUCCESSORS

Subject to the limitations on assignment set forth herein, this Agreement is binding upon, and the benefits hereof inure to, the parties hereto and their respective successors and assigns.


25.     ENTIRE AGREEMENT

This Agreement including its Exhibits sets forth the entire agreement between the parties with respect to the subject matter hereof and supercedes all prior agreements and understandings. This Agreement may not be modified except by written amendment signed by both parties.


26.     COUNTERPARTS

This Agreement may be executed in one or more counterparts.

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

27.     GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin.



28.     NOTICES

Notices under this Agreement shall be deemed given when sent via facsimile transmission and confirmed the same day via overnight mail to the addresses set forth on the cover page of this Agreement.




IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date first above written.


                                CITY BREWING COMPANY, LLC



                                By: /s/ Randy Hull        2/28/05
                                   ------------------------------
                                   Randy Hull              Date
                                   Director
                                   Business Development
                                   City Brewing Company




                                HANSEN BEVERAGE COMPANY



                                By:/s/Rodney Sacks        2/28/05
                                   ------------------------------
                                   Rodney Sacks            Date
                                   Chairman/CEO
                                   Hansen Beverage Company


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